Exhibit 5.1

mwe.com

August 27, 2021

Indaptus Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Re:	Indaptus Therapeutics, Inc. - Registration Statement on Form S-8

Ladies and Gentleman:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 1,864,963 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the Indaptus Therapeutics, Inc. 2021 Stock Incentive Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Amended and Restated Certificate of Incorporation”); (iii) the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”); (iv) the Plan; and (v) the corporate proceedings relating to the registration of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that the Shares that constitute original issuance shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the Board of Directors of the Company and such Shares have been delivered in accordance with the Plan.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, as currently in effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.